UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

May 5, 2006

Danaher Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-08089	59-1995548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2099 Pennsylvania Ave., N.W., 12th Floor, Washington, D.C.	20006-1813
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 202-828-0850

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

$2,200,000,000 Global Commercial Paper Program

On May 5, 2006, Danaher Corporation, as Issuer (“Danaher”), entered into a dealer agreement (the “U.S. Agreement”) with Goldman, Sachs & Co. (the “U.S. Dealer”) and a Commercial Paper Issuing and Paying Agent Agreement with Deutsche Bank Trust Company Americas (the “U.S. Agency Agreement”) and related documents in connection with the establishment of a U.S. commercial paper program (the “U.S. Program”). On May 8, 2006, Danaher European Finance S.A., a Luxembourg domiciled indirect wholly-owned subsidiary of Danaher that was established on May 5, 2006 to provide financing for Danaher’s European businesses, as Issuer (“DEFSA”), and Danaher, as Guarantor, entered into a dealer agreement (the “Euro Agreement” and, together with the U.S. Agreement, the “Dealer Agreements”) with Lehman Brothers International (Europe) as Arranger and Dealer (the “Euro Dealer” and, together with the U.S. Dealer, the “Dealers”) and an Issuing and Paying Agency Agreement with Deutsche Bank AG, London Branch (the “Euro Agency Agreement” and together with the U.S. Agency Agreement, the “Agency Agreements”), and related documents in connection with a euro-commercial paper program (the “Euro Program” and together with the U.S. Program, the “Global Commercial Paper Program”). Danaher anticipates using proceeds from initial issuances under the Global Commercial Paper Program principally to fund its proposed acquisition of Sybron Dental Specialties Inc. Danaher also may use proceeds from issuances under the Global Commercial Paper Program for general corporate purposes, including in connection with acquisitions.

The Dealer Agreements provide the terms under which the Dealers will either purchase from Danaher or DEFSA, as the case may be, or arrange for the sale by Danaher or DEFSA, as the case may be, of unsecured commercial paper notes (the “Notes”), pursuant to an exemption from federal and state securities laws. The Dealer Agreements contain customary representations, warranties, covenants and indemnification provisions. The maturities of the Notes will vary, but may not exceed 397 days, if issued under the U.S. Program, or 183 days, if issued under the Euro Program, from the date of issue. The principal amount of outstanding Notes under the Global Program may not exceed $2,200,000,000. The Notes will not be redeemable prior to maturity and will not be subject to voluntary prepayment. The Notes will bear interest at rates that will vary based on market conditions and the ratings assigned by credit rating agencies at the time of the issuance of the Notes. The Agency Agreements provide for the issuance and payment of the Notes and contain customary representations, warranties, covenants and indemnification provisions.

The Dealers and certain of their respective affiliates have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for Danaher and its subsidiaries for which they have received, and will receive, customary fees and expenses. The description above is a summary of the Dealer Agreements and the Agency Agreements and is qualified in its entirety by the Dealer Agreements and the Agency Agreements, which are attached hereto as Exhibits 10.1, 10.2, 10.3, and 10.4 and are incorporated by reference herein.

$700 Million Credit Facility

On May 9, 2006, Danaher Corporation and certain of its subsidiaries entered into a $700 million multicurrency revolving credit facility (the “Credit Agreement”) with UBS Securities LLC, as Syndication Agent, Documentation Agent, Lead Arranger and Book Manager, UBS AG, Stamford Branch, as Administrative Agent, and a syndicate of lenders from time to time party thereto. The Credit Agreement expires on May 8, 2007. The description of the Credit Agreement set forth herein is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is referenced as Exhibit 10.5 hereto and is incorporated by reference herein.

Borrowings under the revolving credit facility bear interest as follows: (1) Eurocurrency Rate Loans (as defined in the Credit Agreement) bear interest at a variable rate equal to London inter-bank offered rate plus a margin of between 13.5 and 30 basis points, depending on Danaher’s credit rating from time to time, plus a specified, per annum mandatory cost intended to compensate the lenders for the cost of complying with certain European regulatory requirements; and (2) Base Rate Loans (as defined in the Credit Agreement) bear interest at a variable rate equal to the higher of (a) the Federal funds rate (as published by the Federal Reserve Bank of New York from time to time) plus 1/2 of 1%, and (b) UBS’s prime rate as publicly announced from time to time. In addition, Danaher is required to pay a per annum facility fee of between 4 and 10 basis points (depending on Danaher’s credit rating from time to time) based on the aggregate commitments under the Credit Agreement, and in certain circumstances a utilization fee of between 5 and 10 basis points (depending on Danaher’s credit rating from time to time) based on the outstanding borrowings under the Credit Agreement. In the event that the credit ratings assigned to Danaher by nationally recognized debt rating agencies are downgraded as set forth in the Credit Agreement, the interest rate, facility fees and utilization fees under the revolving credit facility are subject to incremental upward adjustments. The Credit Agreement requires Danaher to maintain a consolidated leverage ratio (as defined in the Credit Agreement) of 0.65 to 1.00 or less. The revolving credit facility is prepayable in whole or in part without premium or penalty, subject to the prepayment of an additional fee, under certain circumstances.

Danaher’s obligations under the Credit Agreement are unsecured. Danaher has unconditionally and irrevocably guaranteed the obligations of each of its subsidiaries in the event a subsidiary is named a borrower under the Credit Agreement.

The Credit Agreement contains customary representations, warranties, conditions precedent, events of default, indemnities and affirmative and negative covenants, including covenants that, among other things, restrict the ability of Danaher and certain of its subsidiaries to: enter into agreements restricting such subsidiaries from making payments to or guaranteeing the obligations of Danaher; incur liens; sell or otherwise dispose of assets, including capital stock of subsidiaries; enter into mergers or consolidations; enter into transactions with affiliates; and use proceeds of borrowings under the Credit Agreement for other than permitted uses. These covenants are subject to a number of important exceptions and qualifications. Certain changes of control would constitute an event of default under the Credit Agreement.

Certain of the lenders party to the Credit Agreement, and their respective affiliates, have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for Danaher and its subsidiaries for which they have received, and will receive, customary fees and expenses.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under “Item 1.01. Entry into a Material Definitive Agreement—$700 Million Credit Facility” is incorporated by reference into this Item 2.03. In addition, the information described above under “Item 1.01. Entry into a Material Definitive Agreement—$2,200,000,000 Global Commercial Paper Program” related to the U.S. Program, to the extent such obligations constitute a payment obligation under a borrowing arrangement that is scheduled to mature in one year or more, also is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description
10.1	Commercial Paper Dealer Agreement between Danaher Corporation, as Issuer, and Goldman, Sachs & Co., as Dealer, dated May 5, 2006.

10.2	Commercial Paper Issuing and Paying Agent Agreement by and between Danaher Corporation and Deutsche Bank Trust Company Americas, dated May 5, 2006.

10.3	Dealer Agreement between Danaher European Finance S.A., as Issuer, Danaher Corporation, as Guarantor, and Lehman Brothers International (Europe), as Dealer and Arranger, dated May 8, 2006.

10.4	Issuing and Paying Agency Agreement among Danaher European Finance S.A., Danaher Corporation and Deutsche Bank AG, London Branch dated May 8, 2006.

10.5	Credit Agreement, dated as of May 9, 2006, among the lenders referred to therein, UBS Securities LLC, as Syndication Agent, Documentation Agent, Lead Arranger and Book Manager, and UBS AG, Stamford Branch, as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2006	DANAHER CORPORATION

	By:	/s/ Daniel L. Comas
Daniel L. Comas Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Commercial Paper Dealer Agreement between Danaher Corporation, as Issuer, and Goldman, Sachs & Co., as Dealer, dated May 5, 2006.

10.2	Commercial Paper Issuing and Paying Agent Agreement by and between Danaher Corporation and Deutsche Bank Trust Company Americas, dated May 5, 2006.

10.3	Dealer Agreement between Danaher European Finance S.A., as Issuer, Danaher Corporation, as Guarantor, and Lehman Brothers International (Europe), as Dealer and Arranger, dated May 8, 2006.

10.4	Issuing and Paying Agency Agreement among Danaher European Finance S.A., Danaher Corporation and Deutsche Bank AG, London Branch dated May 8, 2006.

10.5	Credit Agreement, dated as of May 9, 2006, among the lenders referred to therein, UBS Securities LLC, as Syndication Agent, Documentation Agent, Lead Arranger and Book Manager, and UBS AG, Stamford Branch, as Administrative Agent.